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                                                                  EXHBIT 10.13

                                    SUBLEASE

1.     PARTIES

       This Sublease dated this 22 day of November, 1996, is made between ENVIRONMENTAL DESIGN INTERNATIONAL, LTD.("Sublessor") and SIMIONE CENTRAL, INC.("Sublessee").

2.     MASTER LEASE

       Sublessor is the lessee under a written lease dated December 8, 1993, wherein Resurgens Plaza South Associates, L.P. ("Lessor") leased to Sublessor the real property located in the City of Atlanta, County of Fulton, State of Georgia, described as Suite 200, 6600 Powers Ferry Road, Atlanta, Georgia 30339. Said lease is herein referred to as the "Master Lease" and is attached hereto as Exhibit "A".

3.     PREMISES

       Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the entire portion of the Master Premises ("Premises") consisting of 8,771 rentable square feet as depicted on Exhibit "B" attached hereto.

4.     WARRANTY BY SUBLESSOR

       Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.     TERM

       5.1 The Term of this Sublease shall commence on March 1, 1997 and end on February 28, 2001, unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term and the Premises shall be in substantially the same condition as they are in as of the date of this Sublease. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, or same are not in the condition set forth above, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession in the condition set forth above. Notwithstanding the


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              foregoing, if Sublessor has not delivered Possession in the condition set forth above to Sublessee on or before April 1, 1997, then at any time thereafter and before such delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers such Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver such possession to sublessee on or before such effective date, then, at the option of
              Sublessee: (a) this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation; or (b) Sublessee may take whatever actions and remedies it is entitled to at law and/or equity. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease including, without limitation, the payment of rent.

       5.2 Subject to the prior written consent of Sublessee, Lessor may terminate the Master Lease at any time during the Term. In the event of any termination of this Sublease under the provisions of this, paragraph 5.2, the Sublease shall, after the termination, be of no further force or effect and, except as set forth in this, paragraph 5.2, Sublessee shall have no further liability to Sublessor on account of this Sublease or any matters related thereto.

6.     RENT

       Sublessee shall pay to Lessor as minimum rent, without deduction, set off, notice or demand at the office of Lessor, the sum set forth below, per month, in advance, on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial month shall be prorated on a per diem basis.

       March 1997 to February 1998     9,352.04
       March 1998 to February 1999    10,082.96
       March 1999 to February 2000    10,813.87
       March 2000 to February 2001    11,544.79

       In addition to the above, Sublessee shall also pay to Lessor Additional Rental and all other sums due Lessor under the Master Lease during the Term to the extent that such Additional Rent is applicable to the Premises and the Term.


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7.     USE OF PREMISES

       The Premises shall be used and occupied only for general office purposes and for no other use or purpose.

8.     ASSIGNMENT AND SUBLETTING

       Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld (and the consent of Lessor, if such is required under the terms of the Master Lease). Notwithstanding anything to the contrary, however, Sublessee shall have the right to sublet or assign all or any part of the Premises to any entity with which Sublessee is related through full or partial common control, ownership or management.

9.     OTHER PROVISIONS OF SUBLEASE

       All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the rental amounts stipulated herein. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises and the Term. Neither Sublessor nor Sublessee shall commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination.

       It is expressly understood and agreed, however, that Sublessor is not in the position to render any of the services or to perform any of the obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Lessor under the Master Lease, and that performance by Sublessor of its obligations hereunder is conditioned upon due performance by Lessor of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Lessor under the Master Lease, but Sublessor agrees to exercise due diligence to insure that Lessor performs said obligations as above provided. The terms "due diligence" shall not include legal action against Lessor for its failure to so perform unless Sublessee agrees to pay all costs and expenses incurred in connection therewith.


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10.    ATTORNEYS' FEES

       If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

11.    NOTICES

       All notices and demands which may or are required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

       To Sublessor:

              Environmental Design International, Ltd.
              6600 Powers Ferry Rd., Ste. 200
              Atlanta, GA 30339

       To Sublessee:

              Simione Central, Inc.
              6600 Powers Ferry Road
              Suite 300
              Atlanta, Georgia 30339

12.    CONSENT BY LESSOR

       Lessor hereby consents to the foregoing Sublease without waiver or release of any other rights of Lessor under the Master Lease or any obligations of Sublessor under said Master Lease.

Date: 11/22/96                          Date: 11/19/96


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Sublessor:                              Sublessee:

ENVIRONMENTAL DESIGN                    SIMIONE CENTRAL, INC.
INTERNATIONAL, LTD.

By: /s/ Authorized Officer              By: /s/ James A. Tramonte
   -----------------                        ---------------------
Title: President                        Title: Secretary
      --------------                           ------------------

RESURGENS PLAZA SOUTH ASSOCIATES, L.P.,
A Georgia Limited Partnership

By: RESURGENS PLAZA SOUTH, LTD.,
    A Georgia Limited Partnership

By: RESURGENS - AHE, L.P.,
    A Georgia Limited Partnership,
    its sole general partner

By: RESURGENS PLAZA - AHE, INC.,
    A Georgia Corporation,
    its sole general partner

By: /s/ James L. McMahan
    --------------------
    JAMES L. McMAHAN
Its: President


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